Exhibit 4.3

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of _________________, 2009, by and among EnterConnect Inc., a Nevada corporation, with headquarters located at 100 Century Center Court, Suite 650, San Jose, California 95112-4537 (the ”Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”), with reference to the following facts:

The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

The Company’s Articles of Incorporation (the “Articles”), as amended and currently in effect, authorize 10,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), none of which is currently issued and outstanding.  Pursuant to the Articles, the Company’s Board of Directors has provided for Series A Convertible Preferred Stock (the “Series A Stock”), and has caused to be filed, pursuant to the provisions of the Nevada Revised Statutes (the “NRS”), a certificate establishing the number of shares of Series A Stock available for issuance, and setting forth the powers, preferences and rights of the shares and the qualifications, limitations and restrictions thereof, a copy of which is attached hereto as Exhibit A (the “Series A Designation”).  The Series A Stock is convertible into the Company's common stock, par value $0.001 per share (“Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Series A Designation.

Each Buyer wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of Series A Stock set forth opposite the Buyer’s name in column (3) on the Schedule of Buyers and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants”), to acquire up to that number of shares of the Company’s Common Stock set forth opposite such Buyer's name in column (4) of the Schedule of Buyers (as exercised, collectively, the ”Warrant Shares”), which Warrant Shares shall be equal to the number of Series A Stock.

The Series A Stock, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF SERIES A STOCK AND WARRANTS.

(a)           Purchase of Series A Stock and Warrants.

(i)             Shares and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), (x) that number of shares of Series A Stock set forth opposite such Buyer's name in column (3) on the Schedule of Buyers and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers, (the “Closing”).

(ii)            Closing.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Taylor English Duma LLP, 1600 Parkwood Circle, Suite 400, Atlanta, Georgia 30339.

(iii)           Purchase Price.  The aggregate purchase price for the shares of Series A Stock and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer's name in column (5) of the Schedule of Buyers.  Each Buyer shall pay $.10 for each share of Series A Stock and the related Warrant to be purchased by such Buyer at the Closing.

(b)           Form of Payment.  On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the shares of Series A Stock and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions (or by such other means as agreed to by Company) and (ii) the Company shall deliver to each Buyer certificates representing the shares of Series A Stock that such Buyer is then purchasing hereunder along with the Warrants that such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER'S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants with respect to only itself that, as of the date hereof and as of the Closing Date:

(a)            No Sale or Distribution.  Such Buyer is acquiring the Series A Stock, and the Warrants, and upon conversion of the Series A Stock and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable upon conversion of the Series A Stock and the Warrant Shares issuable upon exercise of the Warrants, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

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(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities, and is not relying on the Company in that regard.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

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(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Series A Stock and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

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(h)           Validity; Enforcement.  This Agreement a has been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i)             No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)             Residency.  Such Buyer is a resident of that jurisdiction specified below its address in column 2 on the Schedule of Buyers.

(k)            Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that such Buyer was first contacted by the Company or any other Person regarding this investment in the Company, neither the Buyer nor any affiliate of such Buyer that (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer's investments or trading or information concerning such Buyer's investments and (z) is subject to such Buyer's review or input concerning such affiliate's investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company.  Such Buyer hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company's securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(i) hereof or (ii) this Agreement is terminated in full pursuant to Section 8 hereof.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a)            Organization and Qualification.  The Company is duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the state of Nevada, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  The Company has no “subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest).

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(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series A Stock and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Series A Stock and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           Issuance of Securities.  Upon issuance in accordance with the terms of the Transaction Documents, the Series A Stock and the Warrants shall be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance to the holders of the Series A Stock and the Warrants which equals or exceeds 130% of the aggregate of the maximum number of shares of Common Stock issuable (i) upon conversion of the Series A Stock, and (ii) upon exercise of the Warrants.  Upon conversion or exercise in accordance with the Series A Stock or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

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(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series A Stock and Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any article of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company, any capital stock of the Company or bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of The OTC Bulletin Board (the “Principal Market”) applicable to the Company or by which any property or asset of the Company is bound or affected.

(e)           Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)            No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company intends to utilize one or more placement agents in connection with its efforts to issue and sell the Securities, and shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company anticipates that it may pay placement agent fees up to an amount equal to 10% of the purchase price for the Securites sold, plus an amount up to 3% in non-accountable expenses, plus warrants to acquire equity in the Company.

(g)           No Integrated Offering.  None of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act, or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(h)           Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Series A Stock and the Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Series A Stock in accordance with this Agreement and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

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(i)            Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)            SEC Documents; Financial Statements.  Since the effectiveness of the Company's Registration Statement on the Form SB-2, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(k)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(l)            Conduct of Business; Regulatory Permits.  The Company is not in violation of any term of or in default under its Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively.  The Company is not in violation of any judgment, decree or order or any material statute, ordinance, rule or regulation applicable to the Company, and the Company will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since November 30, 2007 (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(m)           Equity Capitalization.  Immediately prior to the Closing, the authorized capital stock of the Company consists of (i) 10,000,000 shares of Preferred Stock, $0.001 par value, of which as of that time none are issued and outstanding, and (ii) 100,000,000 shares of Common Stock, $.001 par value, of which as of that time 27,205,261 shares are issued and outstanding. All of the Company’s outstanding shares have been validly issued and are fully paid and nonassessable.

(n)           Intellectual Property Rights.  The Company owns or possesses adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights necessary to conduct its business as now conducted.

(o)           Environmental Laws.  The Company (i) ise in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(p)           Tax Status.  The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q)           Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(r)            Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(s)            U.S. Real Property Holding Corporation.  The Company is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(t)            Bank Holding Company Act.  The Company is not subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  The Company does not own or control, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five (25%) or more of the total equity of a bank or any equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(u)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or its or properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(v)           Acknowledgement Regarding Buyers' Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law and the provisions of Section 2(k) hereto, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company to agree, nor has any Buyer agreed with the Company, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm's length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) can reduce the value of the existing stockholders' equity interest in the Company at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

4.             COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D, if required under U.S. securities laws, with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

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(c)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate purposes, including general and administrative expenses and not for (i) the repayment of any outstanding Indebtedness of the Company or (ii) the redemption or repurchase of any of its equity securities.

(d)           Fees.  The Company shall be responsible for the payment of any Agents’ fees relating to or arising out of the transactions contemplated herebyt.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

(e)           Pledge of Securities.  The Company acknowledges and agrees that Buyer may pledge the Securities in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that Buyer and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(f)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the Series A Designation, and the form of Warrant as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing with the SEC without the express prior written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company, it shall provide the Company with written notice thereof.  Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

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(g)           Restriction on Redemption and Cash Dividends.  So long as any Series A Stock is outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior written consent of the holders of a majority of the Series A Stock.

(h)           Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Series A Designation and the Warrants.

(i)            Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance to the holders of the Series A Stock and the Warrants, no less than 130% of the sum of  the number of shares of Common Stock issuable (i) upon conversion of the Series A Stock issued at the Closing and (ii) upon exercise of the Warrants issued at the Closing (without taking into account any limitations on the Conversion of the Series A Stock or exercise of the Warrants set forth in the Series A Designation and Warrants, respectively).

(j)            Closing Documents.  On or prior to fourteen (14) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer executed copies of the Transaction Documents, Securities and other document required to be delivered to any party pursuant to Section 7 hereof.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Series A Stock and the Warrants in which the Company shall record the name and address of the Person in whose name the Series A Stock and the Warrants have been issued (including the name and address of each transferee), the number of shares of Series A Stock held by such Person, the number of Conversion Shares issuable upon conversion of the Series A Stock and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Closing or upon conversion of the Series A Stock or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series A Stock or exercise of the Warrants in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled to seek, in addition to all other available remedies, an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

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6.             CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Series A Stock and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)             Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Company shall have obtained all governmental, regulatory or third party consents, approvals, waivers or amendments to agreements or instruments, if any, necessary for the sale of the Securities.

(iii)           Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Series A Stock and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iv)           The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

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7.             CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Series A Stock and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have duly executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the certificates representing the shares of Series A Stock being purchased by such Buyer at the Closing pursuant to this Agreement, and (iii) the related Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

(iii)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(iv)           The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(v)           The Company shall have obtained all governmental, regulatory or third party consents, approvals, waivers or amendments to agreements or instruments, if any, necessary for the sale of the Securities.

8.             TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

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9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder and under the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

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If to the Company:

EnterConnect Inc.
100 Century Center Court, Suite 650
San Jose, California 95112-4537
Telephone:  (408) 441-9500
Facsimile:  (408) 452-9040
Attention:  Sam Jankovich

Copy to:

Taylor English Duma LLC
1600 Parkway Circle, Suite 400
Atlanta, Georgia 30339
Telephone No.:  (770) 434-6868
Facsimile No.:   (770) 434-7376
Attn.:  Bruce S. Richards, Esq.

If to the Transfer Agent:

Interwest Transfer Co., Inc.
1981 East 4800 South, Suite 100
PO Box 17136
Salt Lake City, UT 84117
Telephone:  801-272-9294
Facsimile:  801-277-3147
Attn:  Brandy Montalvo

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series A Stock or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder and under the Series A Stock, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Series A Designation and the Warrants).  A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights

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(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)            Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(m)           Independent Nature of Buyers' Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page  Follows]

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Series A Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ENTERCONNECT INC.

By:
	Name:	Sam Jankovich
	Title:	Chairman & Chief Executive Officer

[Signature Page to Series A Convertible Preferred Stock Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Series A Convertible Preferred Stock Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

By:
Name:
Title:

[Signature Page to Series A Convertible Preferred Stock Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Facsimile Number	Number of Shares of Series A Stock	Number of Warrant Shares	Purchase Price

Schedule of Buyers - 1

EXHIBITS

Exhibit A	Series A Designation
Exhibit B	Form of Warrant
Exhibit C	Form of Irrevocable Transfer Agent Instructions

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Exhibit A

Series A Designation

EnterConnect Inc.

CERTIFICATE OF DESIGNATION:  SERIES A STOCK

Pursuant to Nevada Revised Statutes Sections 78.195 and 78.1955, the Board of Directors (the “Board”) of EnterConnect Inc., a Nevada corporation (the “Company”), hereby establishes in this Certificate of Designation (“Certificate”) a series of authorized but unissued preferred stock of the Company (“Preferred Stock”) to be designated “Series A Convertible Preferred Stock” (“Series A Stock”).  This Certificate is a “Preferred Stock Designation” referred to in Article IV of the Company’s Articles of Incorporation (the “Articles”).  The Board hereby establishes the following voting powers, designations, preferences, limitations, restrictions, and relative rights for the Series A Stock:

1.             DESIGNATION:  Series A Convertible Preferred Stock.

2.             NUMBER OF SHARES IN SERIES A STOCK:  [Insert number of shares]

3.             VOTING POWER:  Registered holders of Series A Stock (“Holders”) will have no voting rights with respect to matters presented to the stockholders of the Company for their action or consideration.

4.             DIVIDEND PREFERENCE:  The Series A Stock will have the following dividend provisions:

(a)           Dividends will automatically accrue with respect to issued and outstanding shares of Series A Stock at the annual rate of 12% (on the basis of a 360-day year) on the Series A Liquidation Amount for that stock and be payable quarterly in arrears on January 1, April 1, July 1, and October 1 (an “Dividend Date”) of each year (the “Preferred Dividend”).  The Preferred Dividend will be pro-rated for any partial quarter.  The Preferred Dividend shall be payable to the Holder of the Series A Stock (i) in cash in an amount equal to one-half (1/2) of the Preferred Dividend due on such Dividend Date, and (ii) in additional shares of Series A Stock, with the number of shares equal to the remaining one-half (1/2) of the Preferred Dividend divided by the Conversion Price as of the applicable Dividend Date).

(b)            The Holders of shares of Series A Stock will be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the Holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the Common Stock of the Company, payable when, as and if declared by the Board.  Any dividends paid with respect to the Series A Stock will reduce the Series A Liquidation Amount with respect to such Series A Stock as of the date of such payment; provided, however, that if, notwithstanding the prohibitions herein, dividends are paid with respect to all classes and series of capital stock of the Company, such dividends will not be applied to reduce the applicable Series A Liquidation Amount.

(c)           As long as any shares of Series A Stock are issued and outstanding:  (i) no dividends whatsoever, whether in cash or in property, will be declared or paid, and no distribution will be made, on any shares of Common Stock, and (ii) no shares of Common Stock will be purchased, redeemed, or acquired by the Company and no funds will be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.  The provisions of this Section 4(c) may be waived upon the consent of the holders of 67% of the then outstanding shares of Series A Stock.

5.             LIQUIDATION:  The Series A Stock will have the following liquidation preferences:

(a)           Liquidation.  In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock of the Company, by reason of their ownership thereof, an amount per share equal to the Series A Original Purchase Price (as defined below) for each share of Series A Stock then held by them, plus accrued or declared but unpaid dividends, minus any prior dividends paid with respect to the Series A Stock in accordance with and subject to Section 4(a) above  (the “Series A Liquidation Amount”).  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Stock will be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, the entire assets and funds of the Company legally available for distribution to the Series A Stock will be distributed ratably among the holders of the Series A Stock in proportion to the preferential amount each such Holder is otherwise entitled to receive.  The “Series A Original Purchase Price” will mean the per share original purchase price paid by holders of Series A Stock per share (subject to adjustment for stock splits, stock dividends, reclassifications and the like).

(b)           Certain Divestitures.

(i)             Deemed Liquidation.  For purposes of this Section 5, a liquidation, dissolution, or winding up of the Company will be deemed to occur if the Company sells, leases, conveys, or otherwise disposes of all or substantially all of its property or business or merges with or into or consolidates with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company) (any such transaction, a “Liquidation Transaction”), provided that none of the following will be considered a Liquidation Transaction: (i) a merger effected exclusively for the purpose of changing the domicile of the Company, (ii) an equity financing in which the Company is the surviving Company, (iii) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving company following the transaction, or (iv) a transaction which the holders of a majority of the Series A Stock elect to treat as other than a Liquidation Transaction.  In the event of a merger or consolidation of the Company that is deemed pursuant to this section to be a Liquidation Transaction, all references in this Section 5(b) to “assets of the Company” will be deemed instead to refer to the aggregate consideration to be paid to the holders of the Company’s capital stock in such merger or consolidation.  Nothing in this subsection 5(b)(i) or otherwise in this Section 5 will require the distribution to stockholders of anything other than proceeds of such transaction in the event of a merger or consolidation of the Company.

(ii)            Valuation of Consideration.  In the event of a Liquidation Transaction as described in Section 5(b)(i) above (a “Deemed Liquidation”), if the consideration received by the Company is other than cash, its value will be deemed its fair market value.  Any securities will be valued as follows:

Securities not subject to investment letter or other similar restrictions on free marketability:

(A)          If traded on a securities exchange or The Nasdaq Stock Market (“Nasdaq”), the value will be based on a formula approved by the Board and derived from the closing prices of the securities on such exchange or Nasdaq over a specified time period;

(B)           If actively traded over-the-counter, the value will be based on a formula approved by the Boardand derived from the closing bid or sales prices (whichever is applicable) of such securities over a specified time period; and

(C)           If there is no active public market, the value will be the fair market value thereof, as determined in good faith by the Board.

The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will be to make an appropriate discount from the market value determined as specified above in this Section 5(b)(ii) to reflect the approximate fair market value thereof, as determined in good faith by the Board.

(c)           Notice of Liquidation Transaction.  The Company will give each Holder of record of Series A Stock written notice of any impending Liquidation Transaction not later than 10 days prior to the stockholders’ meeting called to approve such Liquidation Transaction, or 10 days prior to the closing of such Liquidation Transaction, whichever is earlier, and will also notify such holders in writing of the final approval of such Liquidation Transaction.  The first of such notices will describe the material terms and conditions of the impending Liquidation Transaction and the provisions of this Section 5, and the Company will thereafter give such holders prompt notice of any material changes.  Unless such notice requirements are waived, the Liquidation Transaction will not take place sooner than 10 days after the Company has given the first notice provided for herein or sooner than 10 days after the Company has given notice of any material changes provided for herein.  Notwithstanding the other provisions of this Certificate or in the Articles, all notice periods or requirements in this Certificate may be shortened or waived, either before or after the action for which notice is required, upon the written consent of the holders of a majority of the outstanding shares of Series A Stock, voting together as a single class, that are entitled to such notice rights.

(d)           Effect of Noncompliance.  In the event the requirements of this Section 5(b) are not complied with, the Company will forthwith either cause the closing of the Liquidation Transaction to be postponed until the requirements of this Section have been complied with, or cancel such Liquidation Transaction, in which event the rights, preferences, privileges and restrictions of the holders of Series A Stock will revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 5(c).

6.              CONVERSION OF SERIES A STOCK:   The Series A Stock shall be convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 6 (“Conversion Rights”).:

(a)            Conversion Right.  Subject to the provisions of Section 6(d), at any time or times on or after the Subscription Date, the Holder shall be entitled to convert any portion of their outstanding Series A Stock into fully paid and non-assessable shares of Common Stock in accordance with Section 6(c), at the Conversion Rate (as defined below).  The Company shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)            Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 6(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)            “Conversion Amount” means the portion of the Original Purchase Price to be converted.

(ii)           “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.10, subject to adjustment as provided herein.

(c)            Mechanics of Conversion.

(i)             Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit to the Company by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of an executed notice of conversion in the form provided by the Company therefor (the "Conversion Notice") and (B) if applicable, surrender the appropriate stock certificates to a common carrier for delivery to the Company as soon as practicable on or following such date.  On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company's transfer agent (the "Transfer Agent").  On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (1) (x) provided that the Transfer Agent is participating in Depository Trust Company's ("DTC") Fast Automated Securities Transfer Program credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (2) pay to the Holder in cash, by wire transfer of immediately available funds, an amount equal to the accrued and unpaid dividends through (but not including) the Conversion Date.  If the Series A Stock is physically surrendered for conversion as required by Section 6(c)(iii) and the Holder is not converting all of the Series A Stock represented by the certificate surrendered, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Series A Stock and at its own expense, issue and deliver to the holder a new Series A Stock certificate representing the Series A Stock not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)           Automatic Conversion.  Each share of Series A Stock will automatically and immediately be converted into shares of Common Stock at the Conversion Price at the time in effect for such share upon the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (any such public offering, an “IPO”), which results in aggregate net proceeds to the Company of not less than $10,000,000 with an offering price per share (prior to underwriters’ commissions and expenses) of not less than 500% of the Conversion Price (such an offering meeting such qualifications, a “Qualified Offering”).

(iii)           Company's Failure to Timely Convert.  If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC, as applicable, for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Trading Days after the Conversion Date (a "Conversion Failure"), then (A) the Company shall pay damages to the Holder for each day of such Conversion Failure in an amount equal to one and one-half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Series A Stock that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(iii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (ii) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to issue and deliver such certificate or to credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such Holder's conversion of any Conversion Amount shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iv)           Pro Rata Conversion; Disputes.  In the event that the Company receives a Conversion Notice from more than one Holder of Series A Stock for the same Conversion Date and the Company can convert some, but not all, of such portions of the Series A Stock submitted for conversion, the Company, subject to Section 6(d), shall convert from each Holder of Series A Stock electing to have Series A Stock converted on such date a pro rata amount of such Holder's portion of its Series A Stocks submitted for conversion based on the number or shares of Series A Stock submitted for conversion on such date by such Holder relative to the number of shares of all Series A Stock submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of Series A Stock, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 10(d).

(d)           Limitations on Conversions--Beneficial Ownership.  The Company shall not effect any conversion of this Series A Stock, and the Holder of this Series A Stock shall not have the right to convert any portion of this Series A Stock pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Series A Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Series A Stock beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any Other Series A Stocks or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 6(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  For purposes of this Section 6(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-KSB, Form 10-QSB, Form 8-K, or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Series A Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Series A Stocks.

(e)           Adjustment of Conversion Price and Number of Shares of Common Stock.  The Conversion Price and the number shares of Common Stock subject to the Conversion Rights shall be adjusted from time to time as follows:

(i)            Adjustment upon Issuance of shares of Common Stock.  If and whenever on or after the Subscription Date applicable to Holder’s purchase of Series A Stock the Company issues or sells, or in accordance with this Section 6(e) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined below) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.  Upon each such adjustment of the Conversion Price hereunder, the number of shares of Common Stock subject to the Conversion Rights shall be adjusted to the number of shares of Common Stock determined by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable upon exercise of its Conversion Rights immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.  For purposes of determining the adjusted Conversion Price under this Section 2(e), the following shall be applicable:

(x)           Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 6(e)(i)(x), the "lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price or the number of shares of Common Stock subject to the Conversion Rights shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(y)           Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 6(e)(i)(y), the "lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Conversion Price or number of shares of Common Stock subject to the Conversion Rights shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of its Conversion Rights has been or is to be made pursuant to other provisions of this Section 6(e), no further adjustment of the Conversion Price or number of shares of Common Stock subject to the Conversion Rights shall be made by reason of such issue or sale.

(z)            Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price and the number of shares of Common Stock subject to Conversion Rights in effect at the time of such increase or decrease shall be adjusted to the Conversion Price and the number of shares of Common Stock subject to Conversion Rights which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 6(e)(i)(z), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of its Conversion Rights are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 6(e)(i)(z) shall be made if such adjustment would result in an increase of the Conversion Price then in effect or a decrease in the number of shares of Common Stock subject to Conversion Rights.

(xx)           Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(yy)         Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(zz)           Voluntary Adjustment By Company.  The Company may at any time during the term of its Conversion Rights reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(ii)            Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to the Conversion Rights will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to the Conversion Rights will be proportionately decreased.  Any adjustment under this Section 6(e)(2) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii)           Other Events.  If any event occurs of the type contemplated by the provisions of this Section 6(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will make an appropriate adjustment in the Conversion Price and the number of shares of Common Stock subject to the Conversion Rights so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 6(e) will increase the Conversion Price or decrease the number of shares of Common Stock subject to the Conversion Rights as otherwise determined pursuant to this Section 6.

7.             ADDITIONAL PREFERENCE RIGHTS:  The Series A Stock will have the following additional preference rights:

(a)           Rights upon Distribution of Assets.  If the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of Conversion Rights, then, in each such case:

(i)            Any Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution will be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (i) the numerator will be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board) applicable to one share of Common Stock, and (ii) the denominator will be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)           The number of shares of Common Stock will be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of shares of Common Stock, the terms of which will be identical to those of its Conversion Rights, except that such warrant will be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised its Conversion Rights immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of its Conversion Rights was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of shares of Common Stock calculated in accordance with the first part of this paragraph (b).

(i)            Purchase Rights.  In addition to any adjustments pursuant to Section 7(a)(2) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of its Conversion Rights (without regard to any limitations on the exercise of its Conversion Rights) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

8.             NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Conversion Rights, and will at all times in good faith carry out all the provisions of the Conversion Rights and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of any Conversion Rights above the Conversion Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Conversion Rights, and (iii) will, so long as any of the shares of Series A Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting exercise of the Series A Stock Conversion Rights, 130% of the number of shares of Common Stock as will from time to time be necessary to effect the exercise of the Conversion Rights then outstanding (without regard to any limitations on exercise).

9.             REISSUANCE OF SERIES A STOCK .

(a)           Transfer of Series A Stock.  If any Series A Stock is to be transferred, the Holder will surrender its Series A Stock certificate (“Stock Certificate”) to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Stock Certificate (in accordance with Section 9(d)), registered as the Holder may request, representing the right to purchase the number of Series A Stock being transferred by the Holder and, if less than the total number of shares of Series A Stock is being transferred, a new Stock Certificate (in accordance with Section 9(d)) to the Holder representing the number of shares of Series A Stock not being transferred.

(b)           Lost, Stolen or Mutilated Stock Certificate.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Stock Certificate, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Stock Certificate, the Company will execute and deliver to the Holder a new Stock Certificate (in accordance with Section 9(d)) representing the shares of the Series A Stock registered in the name of the Holder.

(c)           Exchangeable for Multiple Stock Certificates.  Series A Stock Certificates are exchangeable, upon the surrender thereof by the Holder at the principal office of the Company, for new Stock Certificates (in accordance with Section 9(d)) representing in the aggregate the number of shares of Series A Stock registered to Holder, and each such new will represent the right to the number of shares of Series A Stock as is designated by the Holder at the time of such surrender; provided, however, that no Stock Certificates for fractional shares of Common Stock will be given.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Stock Certificate, such new Stock Certificate (i) will be of like tenor with Conversion Rights, (ii) will represent, as indicated on the face of such new Stock Certificate, the right to convert the Series A Stock to Common Stock, (iii) will have an issuance date, as indicated on the face of such new Stock Certificate which is the same as the original issuance date, and (iv) will have the same rights and conditions.

10.           COMPANY RIGHT TO AMEND:  The Company reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate, and any other provisions authorized by the law of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and  privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Articles in its present form or as hereafter amended or as hereafter amended are granted subject to the rights reserved in the Articles and in this Section 10, provided, however, that any amendment or repeal of the rights, preferences and privileges conferred upon stockholders shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that this Certificate shall not be amended after the issuance of any shares of the Series A Stock created by this Certificate.

11.           RIGHT TO ISSUE OTHER SERIES OF PREFERRED SHARES:  The Company and the Board hereby reserve the right to create additional series of Preferred Stock with more favorable or less favorable voting powers, preferences, limitations, restrictions and relative rights than the Series A Stock, as provided for under the Articles and applicable Nevada Revised Statutes.

12.           MISCELLANEOUS PROVISIONS OF THE SERIES A STOCK:

(a)           Notices.  Whenever notice is required to be given under any Conversion Rights, unless otherwise provided herein, such notice will be given in accordance with the applicable Section of the Securities Purchase Agreement.  The Company will provide the Holder with prompt written notice of all actions taken pursuant to Holder’s exercise of its Series A Stock Conversion Rights, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information will be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b)           Amendment and Waiver.  Except as otherwise provided herein, the provisions of the Conversion Rights may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company complies with the terms and conditions of this Certificate of Designation and / or the Company’s Articles of Incorporation; provided that no such action may increase the exercise price of any Series A Stock or decrease the number of shares or class of stock obtainable upon exercise of any Series A Stock Conversion Right without the written consent of the Holder.  No such amendment will be effective to the extent that it applies to less than all of the holders of the Series A Stock then outstanding.

(c)           Governing Law.  The Conversion Rights will be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of its Conversion Rights will be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(d)           Dispute Resolution.  In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the Common Stock due upon exercise of any Conversion Rights, the Company will submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Conversion Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Conversion Price or the Common Stock within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company will, within two (2) Business Days submit via facsimile (a) the disputed determination of the Conversion Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Common Stock to the Company's independent, outside accountant.  The Company will cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, will be binding upon all parties absent demonstrable error.

(e)           Severability.   If any provision of the Series A Stock is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable will be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision will not affect the validity of the remaining provisions of the Series A Stock so long as the Series A Stock as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13.           CERTAIN DEFINITIONS.  For purposes of the Series A Stock, the following terms will have the following meanings:

(a)           “Bloomberg” means Bloomberg Financial Markets.

(b)           “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c)           “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date will be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute will be resolved pursuant to Section 12.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(d)           “Common Stock” means (i) the Company's shares of Common Stock (par value $0.01 per share), and (ii) any stock capital into which such Common Stock will have been changed or any stock capital resulting from a reclassification of such Common Stock.

(e)           “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(f)           “Eligible Market” means the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(g)           “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any employee benefit plan that has been approved by the Company’s Board pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company; (ii) upon conversion of the Series A Stock or upon the exercise of any Warrants issued by the Company; (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; or (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $10,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”).

(h)           “Fundamental Transaction” means that (i) the Company will, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (D) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (E) reorganize, recapitalize or reclassify its Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or will become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(i)            “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(j)            “Original Purchase Price” means the aggregate purchase price paid for Series A Stock by the original purchaser of that stock from the Company.

(k)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(l)            “Principal Market” means the OTC Bulletin Board.

(m)          “Required holders” means the holders of the Series A Stock representing at least a majority of shares of the Series A Stock Common Stock then outstanding.

(n)           “Subscription Date” means the date of the applicable Series A Stock Purchase Agreement.

(o)           “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” will not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(p)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date will be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute will be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Conversion Price.” All such determinations will be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Exhibit B

Warrant

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EnterConnect Inc.

Warrant To Purchase Common Stock

Warrant No.:
Number of Shares of Common Stock:
Date of Issuance: February      , 2009 (“Issuance Date”)

EnterConnect Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),       (     )1 fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15.  This Warrant is one of the Warrants to purchase Common Stock (the “Series A Warrants”) issued pursuant to Section 1 of that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of February      , 2009 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Stock Purchase Agreement”).

____________________________

1           Insert a number of shares equal to 100% of the number of Conversion Shares (as defined in the Stock Purchase Agreement) issuable as of the Closing Date upon conversion of the Series A Stock issued to the Holder pursuant to the Stock Purchase Agreement.

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2.      EXERCISE OF WARRANT.

(i)  Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder's election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)).  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company's transfer agent (the “Transfer Agent”).  On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

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(ii)  Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.15, subject to adjustment as provided herein.

(iii)  Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third (3rd) Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to one and one-half percent (1.5%) of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a).  In addition to the foregoing, if within three (3) Trading Days after the Company's receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(iv)  Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if a registration statement filed pursuant to the 1933 Act is not available for the resale of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

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Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares with respect to which this Warrant is then being exercised.

B=	the Weighted Average Price of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(v)  Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 11.

(vi)  Limitations on Exercises—Beneficial Ownership.  The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Stock and the Series A Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Series A Warrants.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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(vii)  Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to 130% (the “Required Reserve Amount”) of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

3.      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  THE EXERCISE PRICE AND THE NUMBER OF WARRANT SHARES SHALL BE ADJUSTED FROM TIME TO TIME AS FOLLOWS:

(i)  Adjustment upon Issuance of Shares of Common Stock.  If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price (the number of Warrant Shares shall not be adjusted).  For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

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(i)  Issuance of Options.  If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii)  Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.  No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

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(iv)  Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor.  If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt.  If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

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(vii)  Voluntary Adjustment By Company.  The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(ii)  Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date  combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(iii)  Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

4.      RIGHTS UPON DISTRIBUTION OF ASSETS.  IF THE COMPANY SHALL DECLARE OR MAKE ANY DIVIDEND OR OTHER DISTRIBUTION OF ITS ASSETS (OR RIGHTS TO ACQUIRE ITS ASSETS) TO HOLDERS OF SHARES OF COMMON STOCK, BY WAY OF RETURN OF CAPITAL OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY DISTRIBUTION OF CASH, STOCK OR OTHER SECURITIES, PROPERTY OR OPTIONS BY WAY OF A DIVIDEND, SPIN OFF, RECLASSIFICATION, CORPORATE REARRANGEMENT, SCHEME OF ARRANGEMENT OR OTHER SIMILAR TRANSACTION) (A “DISTRIBUTION”), AT ANY TIME AFTER THE ISSUANCE OF THIS WARRANT, THEN, IN EACH SUCH CASE:

(i)  any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

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(ii)  the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

5.      PURCHASE RIGHTS.  IN ADDITION TO ANY ADJUSTMENTS PURSUANT TO SECTION 2 ABOVE, IF AT ANY TIME THE COMPANY GRANTS, ISSUES OR SELLS ANY OPTIONS, CONVERTIBLE SECURITIES OR RIGHTS TO PURCHASE STOCK, WARRANTS, SECURITIES OR OTHER PROPERTY PRO RATA TO THE RECORD HOLDERS OF ANY CLASS OF SHARES OF COMMON STOCK (THE “PURCHASE RIGHTS”), THEN THE HOLDER WILL BE ENTITLED TO ACQUIRE, UPON THE TERMS APPLICABLE TO SUCH PURCHASE RIGHTS, THE AGGREGATE PURCHASE RIGHTS WHICH THE HOLDER COULD HAVE ACQUIRED IF THE HOLDER HAD HELD THE NUMBER OF SHARES OF COMMON STOCK ACQUIRABLE UPON COMPLETE EXERCISE OF THIS WARRANT (WITHOUT REGARD TO ANY LIMITATIONS ON THE EXERCISE OF THIS WARRANT) IMMEDIATELY BEFORE THE DATE ON WHICH A RECORD IS TAKEN FOR THE GRANT, ISSUANCE OR SALE OF SUCH PURCHASE RIGHTS, OR, IF NO SUCH RECORD IS TAKEN, THE DATE AS OF WHICH THE RECORD HOLDERS OF SHARES OF COMMON STOCK ARE TO BE DETERMINED FOR THE GRANT, ISSUE OR SALE OF SUCH PURCHASE RIGHTS.

6.      NONCIRCUMVENTION.  THE COMPANY HEREBY COVENANTS AND AGREES THAT THE COMPANY WILL NOT, BY AMENDMENT OF ITS ARTICLES OF INCORPORATION, BYLAWS OR THROUGH ANY REORGANIZATION, TRANSFER OF ASSETS, CONSOLIDATION, MERGER, SCHEME OF ARRANGEMENT, DISSOLUTION, ISSUE OR SALE OF SECURITIES, OR ANY OTHER VOLUNTARY ACTION, AVOID OR SEEK TO AVOID THE OBSERVANCE OR PERFORMANCE OF ANY OF THE TERMS OF THIS WARRANT, AND WILL AT ALL TIMES IN GOOD FAITH CARRY OUT ALL THE PROVISIONS OF THIS WARRANT AND TAKE ALL ACTION AS MAY BE REQUIRED TO PROTECT THE RIGHTS OF THE HOLDER.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY (I) SHALL NOT INCREASE THE PAR VALUE OF ANY SHARES OF COMMON STOCK RECEIVABLE UPON THE EXERCISE OF THIS WARRANT ABOVE THE EXERCISE PRICE THEN IN EFFECT, (II) SHALL TAKE ALL SUCH ACTIONS AS MAY BE NECESSARY OR APPROPRIATE IN ORDER THAT THE COMPANY MAY VALIDLY AND LEGALLY ISSUE FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT, AND (III) SHALL, SO LONG AS ANY OF THE SERIES A WARRANTS ARE OUTSTANDING, TAKE ALL ACTION NECESSARY TO RESERVE AND KEEP AVAILABLE OUT OF ITS AUTHORIZED AND UNISSUED SHARES OF COMMON STOCK, SOLELY FOR THE PURPOSE OF EFFECTING THE EXERCISE OF THE SERIES A WARRANTS, 130% OF THE NUMBER OF SHARES OF COMMON STOCK AS SHALL FROM TIME TO TIME BE NECESSARY TO EFFECT THE EXERCISE OF THE SERIES A WARRANTS THEN OUTSTANDING (WITHOUT REGARD TO ANY LIMITATIONS ON EXERCISE).

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7.      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE HOLDER, SOLELY IN SUCH PERSON'S CAPACITY AS A HOLDER OF THIS WARRANT, SHALL NOT BE ENTITLED TO VOTE OR RECEIVE DIVIDENDS OR BE DEEMED THE HOLDER OF SHARE CAPITAL OF THE COMPANY FOR ANY PURPOSE, NOR SHALL ANYTHING CONTAINED IN THIS WARRANT BE CONSTRUED TO CONFER UPON THE HOLDER, SOLELY IN SUCH PERSON'S CAPACITY AS THE HOLDER OF THIS WARRANT, ANY OF THE RIGHTS OF A STOCKHOLDER OF THE COMPANY OR ANY RIGHT TO VOTE, GIVE OR WITHHOLD CONSENT TO ANY CORPORATE ACTION (WHETHER ANY REORGANIZATION, ISSUE OF STOCK, RECLASSIFICATION OF STOCK, CONSOLIDATION, MERGER, CONVEYANCE OR OTHERWISE), RECEIVE NOTICE OF MEETINGS, RECEIVE DIVIDENDS OR SUBSCRIPTION RIGHTS, OR OTHERWISE, PRIOR TO THE ISSUANCE TO THE HOLDER OF THE WARRANT SHARES WHICH SUCH PERSON IS THEN ENTITLED TO RECEIVE UPON THE DUE EXERCISE OF THIS WARRANT.  IN ADDITION, NOTHING CONTAINED IN THIS WARRANT SHALL BE CONSTRUED AS IMPOSING ANY LIABILITIES ON THE HOLDER TO PURCHASE ANY SECURITIES (UPON EXERCISE OF THIS WARRANT OR OTHERWISE) OR AS A STOCKHOLDER OF THE COMPANY, WHETHER SUCH LIABILITIES ARE ASSERTED BY THE COMPANY OR BY CREDITORS OF THE COMPANY.  NOTWITHSTANDING THIS SECTION 5, THE COMPANY SHALL PROVIDE THE HOLDER WITH COPIES OF THE SAME NOTICES AND OTHER INFORMATION GIVEN TO THE STOCKHOLDERS OF THE COMPANY GENERALLY, CONTEMPORANEOUSLY WITH THE GIVING THEREOF TO THE STOCKHOLDERS.

8.      REISSUANCE OF WARRANTS.

(i)  Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 6(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 6(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(ii)  Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 6(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(iii)  Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 6(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(iv)  Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 6(a) or Section 6(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9.      NOTICES.  WHENEVER NOTICE IS REQUIRED TO BE GIVEN UNDER THIS WARRANT, UNLESS OTHERWISE PROVIDED HEREIN, SUCH NOTICE SHALL BE GIVEN IN ACCORDANCE WITH SECTION 9(F) OF THE STOCK PURCHASE AGREEMENT.  THE COMPANY SHALL PROVIDE THE HOLDER WITH PROMPT WRITTEN NOTICE OF ALL ACTIONS TAKEN PURSUANT TO THIS WARRANT, INCLUDING IN REASONABLE DETAIL A DESCRIPTION OF SUCH ACTION AND THE REASON THEREFOR.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY WILL GIVE WRITTEN NOTICE TO THE HOLDER (I) IMMEDIATELY UPON ANY ADJUSTMENT OF THE EXERCISE PRICE, SETTING FORTH IN REASONABLE DETAIL, AND CERTIFYING, THE CALCULATION OF SUCH ADJUSTMENT AND (II) AT LEAST FIFTEEN (15) DAYS PRIOR TO THE DATE ON WHICH THE COMPANY CLOSES ITS BOOKS OR TAKES A RECORD (A) WITH RESPECT TO ANY DIVIDEND OR DISTRIBUTION UPON THE SHARES OF COMMON STOCK, (B) WITH RESPECT TO ANY GRANTS, ISSUANCES OR SALES OF ANY OPTIONS, CONVERTIBLE SECURITIES OR RIGHTS TO PURCHASE STOCK, WARRANTS, SECURITIES OR OTHER PROPERTY TO HOLDERS OF SHARES OF COMMON STOCK OR (C) FOR DETERMINING RIGHTS TO VOTE WITH RESPECT TO ANY FUNDAMENTAL TRANSACTION, DISSOLUTION OR LIQUIDATION, PROVIDED IN EACH CASE THAT SUCH INFORMATION SHALL BE MADE KNOWN TO THE PUBLIC PRIOR TO OR IN CONJUNCTION WITH SUCH NOTICE BEING PROVIDED TO THE HOLDER.

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10.           AMENDMENT AND WAIVER.  EXCEPT AS OTHERWISE PROVIDED HEREIN, THE PROVISIONS OF THIS WARRANT MAY BE AMENDED AND THE COMPANY MAY TAKE ANY ACTION HEREIN PROHIBITED, OR OMIT TO PERFORM ANY ACT HEREIN REQUIRED TO BE PERFORMED BY IT, ONLY IF THE COMPANY HAS OBTAINED THE WRITTEN CONSENT OF THE REQUIRED HOLDERS; PROVIDED THAT NO SUCH ACTION MAY INCREASE THE EXERCISE PRICE OF ANY SERIES A WARRANT OR DECREASE THE NUMBER OF SHARES OR CLASS OF STOCK OBTAINABLE UPON EXERCISE OF ANY SERIES A WARRANT WITHOUT THE WRITTEN CONSENT OF THE HOLDER.  NO SUCH AMENDMENT SHALL BE EFFECTIVE TO THE EXTENT THAT IT APPLIES TO LESS THAN ALL OF THE HOLDERS OF THE SERIES A WARRANTS THEN OUTSTANDING.

11.           GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS WARRANT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK.

12.           CONSTRUCTION; HEADINGS.  THIS WARRANT SHALL BE DEEMED TO BE JOINTLY DRAFTED BY THE COMPANY AND ALL THE BUYERS AND SHALL NOT BE CONSTRUED AGAINST ANY PERSON AS THE DRAFTER HEREOF.  THE HEADINGS OF THIS WARRANT ARE FOR CONVENIENCE OF REFERENCE AND SHALL NOT FORM PART OF, OR AFFECT THE INTERPRETATION OF, THIS WARRANT.

13.           DISPUTE RESOLUTION.  IN THE CASE OF A DISPUTE AS TO THE DETERMINATION OF THE EXERCISE PRICE OR THE ARITHMETIC CALCULATION OF THE WARRANT SHARES, THE COMPANY SHALL SUBMIT THE DISPUTED DETERMINATIONS OR ARITHMETIC CALCULATIONS VIA FACSIMILE WITHIN TWO (2) BUSINESS DAYS OF RECEIPT OF THE EXERCISE NOTICE GIVING RISE TO SUCH DISPUTE, AS THE CASE MAY BE, TO THE HOLDER.  IF THE HOLDER AND THE COMPANY ARE UNABLE TO AGREE UPON SUCH DETERMINATION OR CALCULATION OF THE EXERCISE PRICE OR THE WARRANT SHARES WITHIN THREE (3) BUSINESS DAYS OF SUCH DISPUTED DETERMINATION OR ARITHMETIC CALCULATION BEING SUBMITTED TO THE HOLDER, THEN THE COMPANY SHALL, WITHIN TWO (2) BUSINESS DAYS SUBMIT VIA FACSIMILE (A) THE DISPUTED DETERMINATION OF THE EXERCISE PRICE TO AN INDEPENDENT, REPUTABLE INVESTMENT BANK SELECTED BY THE COMPANY AND APPROVED BY THE HOLDER  OR (B) THE DISPUTED ARITHMETIC CALCULATION OF THE WARRANT SHARES TO THE COMPANY'S INDEPENDENT, OUTSIDE ACCOUNTANT.  THE COMPANY SHALL CAUSE AT ITS EXPENSE THE INVESTMENT BANK OR THE ACCOUNTANT, AS THE CASE MAY BE, TO PERFORM THE DETERMINATIONS OR CALCULATIONS AND NOTIFY THE COMPANY AND THE HOLDER OF THE RESULTS NO LATER THAN TEN (10) BUSINESS DAYS FROM THE TIME IT RECEIVES THE DISPUTED DETERMINATIONS OR CALCULATIONS.  SUCH INVESTMENT BANK'S OR ACCOUNTANT'S DETERMINATION OR CALCULATION, AS THE CASE MAY BE, SHALL BE BINDING UPON ALL PARTIES ABSENT DEMONSTRABLE ERROR.

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14.           REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  THE REMEDIES PROVIDED IN THIS WARRANT SHALL BE CUMULATIVE AND IN ADDITION TO ALL OTHER REMEDIES AVAILABLE UNDER THIS WARRANT AND THE STOCK PURCHASE AGREEMENT, AT LAW OR IN EQUITY (INCLUDING A DECREE OF SPECIFIC PERFORMANCE AND/OR OTHER INJUNCTIVE RELIEF), AND NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO PURSUE ACTUAL DAMAGES FOR ANY FAILURE BY THE COMPANY TO COMPLY WITH THE TERMS OF THIS WARRANT.  THE COMPANY ACKNOWLEDGES THAT A BREACH BY IT OF ITS OBLIGATIONS HEREUNDER WILL CAUSE IRREPARABLE HARM TO THE HOLDER AND THAT THE REMEDY AT LAW FOR ANY SUCH BREACH MAY BE INADEQUATE.  THE COMPANY THEREFORE AGREES THAT, IN THE EVENT OF ANY SUCH BREACH OR THREATENED BREACH, THE HOLDER OF THIS WARRANT SHALL BE ENTITLED TO SEEK, IN ADDITION TO ALL OTHER AVAILABLE REMEDIES, TO AN INJUNCTION RESTRAINING ANY BREACH, WITHOUT THE NECESSITY OF SHOWING ECONOMIC LOSS AND WITHOUT ANY BOND OR OTHER SECURITY BEING REQUIRED.

15.           TRANSFER.  THIS WARRANT MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED WITHOUT THE CONSENT OF THE COMPANY, EXCEPT AS MAY OTHERWISE BE REQUIRED BY SECTION 2(F) OF THE STOCK PURCHASE AGREEMENT.

16.           SEVERABILITY.  IF ANY PROVISION OF THIS WARRANT IS PROHIBITED BY LAW OR OTHERWISE DETERMINED TO BE INVALID OR UNENFORCEABLE BY A COURT OF COMPETENT JURISDICTION, THE PROVISION THAT WOULD OTHERWISE BE PROHIBITED, INVALID OR UNENFORCEABLE SHALL BE DEEMED AMENDED TO APPLY TO THE BROADEST EXTENT THAT IT WOULD BE VALID AND ENFORCEABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF SUCH PROVISION SHALL NOT AFFECT THE VALIDITY OF THE REMAINING PROVISIONS OF THIS WARRANT SO LONG AS THIS WARRANT AS SO MODIFIED CONTINUES TO EXPRESS, WITHOUT MATERIAL CHANGE, THE ORIGINAL INTENTIONS OF THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THE PROHIBITED NATURE, INVALIDITY OR UNENFORCEABILITY OF THE PROVISION(S) IN QUESTION DOES NOT SUBSTANTIALLY IMPAIR THE RESPECTIVE EXPECTATIONS OR RECIPROCAL OBLIGATIONS OF THE PARTIES OR THE PRACTICAL REALIZATION OF THE BENEFITS THAT WOULD OTHERWISE BE CONFERRED UPON THE PARTIES.  THE PARTIES WILL ENDEAVOR IN GOOD FAITH NEGOTIATIONS TO REPLACE THE PROHIBITED, INVALID OR UNENFORCEABLE PROVISION(S) WITH A VALID PROVISION(S), THE EFFECT OF WHICH COMES AS CLOSE AS POSSIBLE TO THAT OF THE PROHIBITED, INVALID OR UNENFORCEABLE PROVISION(S).

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17.           CERTAIN DEFINITIONS.  FOR PURPOSES OF THIS WARRANT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS:

(i)  “Bloomberg” means Bloomberg Financial Markets.

(ii)  “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii)  “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(iv)  “Common Stock” means (i) the Company's shares of Common Stock, par value $0.001 per share, and (ii) any stock capital into which such Common Stock shall have been changed or any stock capital resulting from a reclassification of such Common Stock.

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(v)  “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(vi)  “Eligible Market” means the Principal Market, the American Stock Exchange, The New York Stock Exchange, Inc., The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(vii)  “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any employee benefit plan that has been approved by the Company’s Board of Directors pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company; (ii) upon conversion of the Series A Stock or upon the exercise of the Series A Warrants; (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; or (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $10,000,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines").

(viii)  “Expiration Date” means the date sixty (60) months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(ix)  “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(x)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xi)  “Principal Market” means the OTC Bulletin Board.

(xii)  “Required Holders” means the holders of the Series A Warrants representing at least a majority of shares of Common Stock underlying the Series A Warrants then outstanding.

(xiii)  “Series A Stock” means the Series A Convertible Preferred Stock issued pursuant to the Stock Purchase Agreement.

(xiv)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(xv)  “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

ENTERCONNECT INC.

By:
Name:	Sam Jankovich
Title:	Chairman & Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ENTERCONNECT INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of EnterConnect Inc., a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Interwest Transfer Co., Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated February __, 2009 from the Company and acknowledged and agreed to by Interwest Transfer Co., Inc.

ENTERCONNECT INC.

By:
Name:
Title:

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Exhibit C

Irrevocable Transfer Agent Instructions

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

ENTERCONNECT, INC.

March __, 2009

Interwest Transfer Co., Inc.
1981 East 4800 South, Suite 100
PO Box 17136
Salt Lake City, UT 84117
Attention:  Brandy Montalvo

Ladies and Gentlemen:

Reference is made to that certain Series A Convertible Preferred Stock Purchase Agreement, dated as of February __, 2009 (the "Agreement"), by and among EnterConnect Inc., a Nevada corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders (i) Series A Convertible Preferred Stock (the "Series A Stock"), which will be convertible into shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), and (ii) warrants (the "Warrants"), which are exercisable to purchase shares of Common Stock.

This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time), subject to any stop transfer instructions that we may issue to you from time to time, if any:

1.
TO ISSUE SHARES OF COMMON STOCK UPON CONVERSION OF THE SERIES A STOCK (THE "CONVERSION SHARES") TO OR UPON THE ORDER OF A HOLDER FROM TIME TO TIME UPON DELIVERY TO YOU OF A PROPERLY COMPLETED AND DULY EXECUTED CONVERSION NOTICE, IN THE FORM ATTACHED HERETO AS EXHIBIT I, WHICH HAS BEEN ACKNOWLEDGED BY THE COMPANY AS INDICATED BY THE SIGNATURE OF A DULY AUTHORIZED OFFICER OF THE COMPANY THEREON;

2.          TO ISSUE SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS (THE "WARRANT SHARES") TO OR UPON THE ORDER OF A HOLDER FROM TIME TO TIME UPON DELIVERY TO YOU OF A PROPERLY COMPLETED AND DULY EXECUTED EXERCISE NOTICE, IN THE FORM ATTACHED HERETO AS EXHIBIT II, WHICH HAS BEEN ACKNOWLEDGED BY THE COMPANY AS INDICATED BY THE SIGNATURE OF A DULY AUTHORIZED OFFICER OF THE COMPANY THEREON.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Conversion Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), or (ii) that sales of the Conversion Shares and the Warrant Shares may be made in conformity with Rule 144 and 144A (collectively, “Rule 144”) under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, within three (3) business days after your receipt of a notice of transfer, Conversion Notice or the Exercise Notice, you shall issue the certificates representing the Conversion Shares and/or the Warrant Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares and/or Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the General Counsel of the Company or the Company's outside legal counsel that a registration statement covering resales of the Conversion Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact me at (770) 595-2570.

Very truly yours,

ENTERCONNECT, INC.

By:
Name: Sam Jankovich
Title: Chairman and Chief Executive Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

this ___ day of February, 2009

Interwest Transfer Co., Inc.

By:
Name:
Title:

Enclosures

cc:	Buyers
Bruce S. Richards, Esq., Taylor English Duma LLC

EXHIBIT I

ENTERCONNECT, INC.

CONVERSION NOTICE

The undersigned represents that they are the holder of Series A Convertible Preferred Stock (“Series A Stock”) and/or Warrants in EnterConnect Inc. (the “Company”) issued pursuant to the Series A Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”), dated __________________. 2009, among the Company and buyers of Series A Stock and Warrants .  In accordance with and pursuant to the Stock Purchase Agreement, the Warrant, and the Certificate of Designation filed with respect to the Series A Stock, the undersigned hereby elects to convert the Conversion Amount (as defined in the Certificate of Designation) indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Series A Stock is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Interwest Transfer Co., Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated ________________, 200_ from the Company and acknowledged and agreed to by Interwest Transfer Co., Inc..

ENTERCONNECT INC.
By:
Name:
Title:

EXHIBIT II

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

ENTERCONNECT INC.
The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of EnterConnect Inc., a Nevada corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a "Cash Exercise" with respect to _________________ Warrant Shares; and/or

____________	a "Cashless Exercise" with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs Interwest Transfer Co., Inc. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _______________________, 200_ from the Company and acknowledged and agreed to by Interwest Transfer Co., Inc.

ENTERCONNECT, INC.

By:
Name:
Title: